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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2002 (March 28, 2002)



                                   ESOFT, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)





              00-23527                               84-0938960
        (Commission File No.)            (IRS Employer Identification No.)





                      295 Interlocken Boulevard, Suite 500
                           Broomfield, Colorado 80021
              (Address of principal executive offices and zip code)




       Registrant's telephone number, including area code: (303) 444-1600


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

The Audit Committee of the Board of Directors of eSoft, Inc. annually considers the selection of eSoft's independent public accountants. On March 28, 2002, eSoft's Audit Committee decided to dismiss Arthur Andersen LLP ("Andersen") as eSoft's independent pubic accountants.

Andersen's reports on eSoft's consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, or were they qualified or modified as to uncertainty or audit scope. Andersen's reports for the years ended December 31, 2001 and 2000 were modified with respect to a change in accounting principle. Effective October 1, 2000, eSoft changed its method of accounting for beneficial conversion features of convertible instruments.

During eSoft's two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with its reports on eSoft's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(iv) of Regulation S-B.

eSoft provided Andersen with a copy of the foregoing disclosures. Attached as
Exhibit 16 is a copy of Andersen's letter, dated April 3, 2002, stating its agreement with such statements.

ITEM 7.  EXHIBITS.

      16 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 3, 2002.


                                       1.
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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   ESOFT, INC.



Dated:  April 3, 2002                  By:   /s/ Jeffrey Finn
                                           -------------------------------------
                                          Jeffrey Finn
                                          President & Chief Executive Officer


                                       2.
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                                INDEX TO EXHIBITS

      16 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 3, 2002.


                                       3.